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                                                               EXHIBIT 23.3
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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Genetics Institute, Inc. of our reports dated December 29, 1992, on our audits of the consolidated financial statements and financial statement schedules of Genetics Institute, Inc. and Subsidiaries as of November 30, 1992 and for the year ended November 30, 1992 which reports are incorporated by reference and included in the Genetics Institute, Inc. 1993 Annual Report on Form 10-K.


                                      COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
May 25, 1995


















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